================================================================================

                                 LOAN AGREEMENT

                                  By and Among

                          SYSTEMONE TECHNOLOGIES INC.,
                                   as Borrower

                                       and

                             HANSEATIC AMERICAS LDC,
                  ENVIRONMENTAL OPPORTUNITIES FUND II, L.P. and
            ENVIRONMENTAL OPPORTUNITIES FUND II (INSTITUTIONAL), L.P.
                                   as Lenders

                           Dated: As of August 7, 2000

================================================================================

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

ARTICLE I         DEFINITIONS...............................................1
                  Section 1.1 Definitions...................................1

ARTICLE II  LOAN............................................................7
                  Section 2.1 Loan..........................................7
                  Section 2.2 Notes.........................................7
                  Section 2.3 Interest......................................8
                  Section 2.4 Repayment of Principal........................8
                  Section 2.5 Late Charges..................................8
                  Section 2.6 Optional and Mandatory Prepayment.............8
                  Section 2.7 Security......................................9
                  Section 2.8 Replacement of Any Notes......................9
                  Section 2.9 Payments and Computations.....................9
                  Section 2.10 Warrants....................................10

ARTICLE III CONDITIONS PRECEDENT OF LENDING................................10
                  Section 3.1 Borrowing....................................10

ARTICLE IV  REPRESENTATIONS AND WARRANTIES
                  OF THE BORROWER..........................................12
                  Section 4.1  Incorporation...............................12
                  Section 4.2  Authorization...............................12
                  Section 4.3  Conflicts...................................12
                  Section 4.4  Capitalization..............................13
                  Section 4.5  Subsidiaries................................14
                  Section 4.6  SEC Documents; Financial Statements.........14
                  Section 4.7  Taxes.......................................15
                  Section 4.8  Title; Credit Arrangements; Defaults........15
                  Section 4.9  Employee Benefit Plans......................16
                  Section 4.10 Disputes and Litigation.....................17
                  Section 4.11 Compliance With Law; Licenses;
                                    Franchises; Environmental Laws.........17
                  Section 4.12 Use of Proceeds.............................18
                  Section 4.13 Principal Exchange/Market...................18
                  Section 4.14 No Material Adverse Change..................18
                  Section 4.15 No Undisclosed Liabilities..................18
                  Section 4.16 No Undisclosed Events or
                                    Circumstances..........................18

                  Section 4.17 Brokers.....................................19
                  Section 4.18 Private Placement...........................19
                  Section 4.19 Disclosure..................................19

ARTICLE V         REPRESENTATIONS AND WARRANTIES
                  OF THE LENDERS ..........................................19
                  Section 5.1  Formation...................................19
                  Section 5.2  Authorization...............................19
                  Section 5.3  Conflicts...................................20
                  Section 5.4  Private Placement...........................20

ARTICLE VI  CERTAIN COVENANTS............................................. 21
                  Section 6.1 General Covenants........................... 21
                  Section 6.2 Financial and Other Information............. 22

ARTICLE VII EVENTS OF DEFAULT............................................. 23
                  Section 7.1 Events of Default........................... 23
                  Section 7.2 Enforcement................................. 25
                  Section 7.3 Waiver Of Jury Trial........................ 25

ARTICLE VIII REGISTRATION................................................. 26
                  Section 8.1  Registration and Listing................... 26
                  Section 8.2  Registration Requirements.................. 26
                  Section 8.3  Expenses of Registration................... 29
                  Section 8.4  Registration Period........................ 29
                  Section 8.5  Indemnification............................ 30
                  Section 8.6  Contribution............................... 32

ARTICLE IX  MISCELLANEOUS................................................. 33
                  Section 9.1 Modification of Agreement................... 33
                  Section 9.2 Remedies Cumulative, etc.................... 33
                  Section 9.3 No Waiver, etc.............................. 33
                  Section 9.4 Notices..................................... 34
                  Section 9.5 Survival of Representations................. 34
                  Section 9.6 Entire Agreement............................ 34
                  Section 9.7 Expenses.................................... 34
                  Section 9.8 Benefit of Agreement........................ 35
                  Section 9.9 Governing Law............................... 35
                  Section 9.10 Captions................................... 35
                  Section 9.11 Severability............................... 35
                  Section 9.12 SUBORDINATION.............................. 35
                  Section 9.13 Counterparts............................... 35

Annex 1 - Lenders
Exhibit A - Form of Notes
Exhibit B - Form of Warrant Certificate
Exhibit C - Form of Security Agreement
Exhibit D - Form of Legal Opinion

Schedule 4.3      - Consents
Schedule 4.7      - Taxes
Schedule 4.8      - Credit Arrangements
Schedule 4.12     - Use of Proceeds

                                 LOAN AGREEMENT

         LOAN AGREEMENT dated as of the 7th day of August, 2000 by and among SYSTEMONE TECHNOLOGIES INC., a corporation duly organized and validly existing under the laws of the State of Florida (hereinafter referred to as the "Borrower"), and the undersigned ENVIRONMENTAL OPPORTUNITIES FUND II, L.P., ENVIRONMENTAL OPPORTUNITIES II (INSTITUTIONAL), L.P., and HANSEATIC AMERICAS LDC (hereinafter referred to, collectively, as the "Lenders" and, individually, as a "Lender").

                              W I T N E S S E T H:

         WHEREAS, the Borrower is primarily engaged in the business of manufacturing industrial parts washers that incorporate the Borrower's proprietary waste minimization technologies (such activities being hereinafter referred to, collectively, as the "Business"); and

         WHEREAS, in order to provide funds for the operation and expansion of the Business, the Borrower has requested that the Lenders loan an aggregate amount of $2,500,000 (hereinafter referred to as the "Loan") to the Borrower; and

         WHEREAS, the Lenders have each agreed to loan their respective Proportionate Share (as hereinafter defined) of the Loan to the Borrower, subject to the terms and conditions hereinafter set forth; and

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 DEFINITIONS. As used in this Agreement, the following additional terms shall have the following meanings, unless the context indicates otherwise:

         (i) The term "ADDITIONAL WARRANTS" shall have the meaning ascribed and assigned to such term in Section 2.10 of this Agreement.

         (ii) The term "ADDITIONAL WARRANT CERTIFICATES" shall have the meaning ascribed and assigned to such term under Section 2.10 of this Agreement.

         (iii) The term "ADDITIONAL WARRANT SHARES" shall have the meaning ascribed and assigned to such term under Section 2.10 of this Agreement.

         (iv) The term "AFFILIATE" shall mean any person who is a director or officer of the subject referenced or is a Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with such Person; and, for purposes of this Agreement, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         (v) The term "BENEFIT PLANS" shall mean all pension, profit-sharing, bonus, incentive, welfare or other employee benefit plans within the meaning of
Section 3(3) of ERISA, and related trusts, insurance and annuity contracts, funding media and related agreements and arrangements, other than Multiemployer Plans.

         (vi) The term "BORROWER" shall have the meaning ascribed and assigned to such term as set forth in the preamble of this Agreement.

         (vii) The term "BUSINESS" shall have the meaning ascribed and assigned to such term in the preamble of this Agreement.

         (viii) The term "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or any other day on which commercial banks in New York, New York are required or permitted by law to close.

         (ix) The term "CAPITAL INDEBTEDNESS" shall mean indebtedness of the Borrower with respect to money borrowed pursuant to the Loan and Security Agreement dated May 17, 1999 (as amended December 21, 1999) between the Borrower and Capital Business Credit, a division of Capital Factors, Inc.

         (x) The term "CLOSING DATE" shall mean the date upon which the conditions set forth in Section 3.1 of this Agreement shall have been completed and fulfilled to the satisfaction of the Lenders.

         (xi) The term "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         (xii) The term "COMMISSION" shall mean the United States Securities and Exchange Commission.

         (xiii) The term "COMMON STOCK" shall mean the Borrower's common stock, par value $.001.

         (xiv) The term "DEFAULT PERIOD" shall have the meaning assigned and ascribed to such term under Section 8.2 of this Agreement.

         (xv) The term "DEFINED BENEFIT PLAN" shall mean any Benefit Plan which is a "defined benefit plan" within the meaning of Section 3(35) of ERISA.

         (xvi) The term "EFFECTIVENESS PERIOD" shall have the meaning assigned and ascribed to such term under Section 8.4 of this Agreement.

         (xvii) The term "ENVIRONMENTAL LAWS" shall mean any and all federal, national, state or local laws, statutes, ordinances, rules, regulations, orders or determinations of any federal, national, state or local governmental authority pertaining to health or the environment.

         (xviii) The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations promulgated thereunder by the United States Treasury Department, the United States Department of Labor and/or the PBGC.

         (xvix) The term "EVENT OF DEFAULT" or "Events of Default" shall have the meaning set forth in Section 7.1 of this Agreement.

         (xx) The term "EXCHANGE ACT" shall mean the U.S. Securities Exchange Act of 1934, as amended from time to time, and any successor statute of similar import, together with the regulations promulgated thereunder by the Commission.

         (xxi) The term "FINANCING STATEMENTS" shall mean the Uniform Commercial Code UCC-1 financing statements to be filed with the applicable Governmental Authorities of each relevant jurisdiction pursuant to which the Lenders shall perfect their security interest under the Security Agreement.

         (xxii) The term "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" shall mean generally accepted principles and practices as developed and modified by the American Institute of Certified Public Accountants, the Financial Accounting Standards Board and industry practices and custom, applied on a consistent basis.

         (xxiii) The term "GOVERNMENTAL AUTHORITY" shall mean any federal, state, county or municipal, or foreign, governmental agency, board, commission, officer, official or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government whose consent or approval is required as a prerequisite to (i) the continued uninterrupted operation of the Business, or (ii) the performance of any act or obligation or the observance of any agreement or condition of the Borrower under this Agreement or the other Loan Documents.

         (xxiv) The term "HOLDER" shall have the meaning assigned and ascribed to such term under Section 8.2 of this Agreement.

         (xxv) The term "INDEMNIFIED PARTY" shall have the meaning assigned and ascribed to such term under Section 8.5(c) of this Agreement.

         (xxvi) The term "INDEMNIFYING PARTY" shall have the meaning assigned and ascribed to such term under Section 8.5(c) of this Agreement.

         (xxvii) The term "INITIAL WARRANTS" shall mean warrants to purchase an aggregate of 714,285 shares of the Common Stock (allocated among the Lenders as set forth on Annex 1).

         (xxviii) The term "INITIAL WARRANT CERTIFICATE" shall mean the form of warrant certificate attached hereto as Exhibit B.

         (xxix) The Term "INITIAL WARRANT SHARES" shall mean the shares of Common Stock issuable upon exercise of the Warrants.

         (xxx) The term "LENDERS" shall have the meaning ascribed and assigned to such term as set forth in the preamble of this Agreement.

         (xxxi) The term "LIEN" shall mean any mortgage, deed of trust, security interest, pledge, lien, or other charge or encumbrance of any nature except Permitted Encumbrances.

         (xxxii) The term "LIQUIDATED DAMAGES" shall have the meaning assigned and ascribed to such term under Section 8.2 of this Agreement.

         (xxxiii) The term "LOAN" shall have the meaning ascribed and assigned to such term as set forth in the preamble of this Agreement.

         (xxxiv) The term "LOAN DOCUMENTS" shall mean any and all agreements, documents, certificates and instruments executed by the Borrower, and/or any other Person and delivered by the Borrower, and/or any other Person to the Lenders, or any of them, pursuant to and in connection with the Loan and this Agreement, including, without limitation, the Notes, the Warrant Certificates, the Security Agreement, and the Financing Statements, in each case as amended, supplemented, restated or otherwise modified from time to time in accordance with the provisions thereof.

         (xxxv) The term "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on: (x) the business, properties, operations, income, assets or condition, financial or otherwise, of the Borrower, or (y) the ability of the Borrower to perform, or the Lenders to enforce, any obligation or liability under the Loan Documents, or any of them.

         (xxxvi) The term "MATURITY DATE" shall mean February 7, 2002.

         (xxxvii) The term "MULTIEMPLOYER PLAN" shall mean any "multiemployer plan" within the meaning of Section 3(37) of ERISA.

         (xxxviii) The term "NOTES" shall mean those notes, each in the form attached hereto as Exhibit A dated the Closing Date, executed by the Borrower, as the maker, and delivered to each Lender, as payee, in the aggregate principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000), which Notes, collectively, evidence the Loan under this Agreement.

         (xxxix) The term "OBLIGATIONS" shall mean all obligations and liabilities of the Borrower, or any successor(s) thereof, owed to the Lenders, or any of them, in connection with the Loan, whether direct or indirect, absolute or contingent, joint or several, now or hereafter existing, due or to become due to or held by the Lenders, or any of them.

         (xxxx) The term "PBGC" shall mean the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions and duties under ERISA.

         (xxxxi) The term "PERMITTED ENCUMBRANCES" shall mean (a) Liens in favor of the Lenders; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by the Borrower; (c) Liens disclosed in the financial statements referred to in Section 4.6 of this Agreement (including, without limitation, the Lien securing the Capital Indebtedness); (d) deposits or pledges of cash to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, utility deposits and other obligations of like nature arising in the ordinary course of such Borrower's business; (f) judgment Liens that have been stayed or bonded and mechanics, workers', landlord's, materialmen's or other like Liens arising in the ordinary course of such Borrower's business with respect to obligations which are not due or which are being contested in good faith by such Borrower; and (g) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of such Borrower and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed $5,000,000.

         (xxxxi) The term "PERSON" shall mean an individual, a partnership, a corporation, a trust, an unincorporated association, and a government or any department, agency or political subdivision thereof.

         (xxxxii) The term "PROPORTIONATE SHARE" with respect to any Lender shall, at and prior to Closing, mean the percentage set forth opposite the name of such Lender on Annex 1 and, thereafter at any time, shall mean the percentage of the aggregate principal amount then outstanding of all Notes represented by the Note or Notes held by such Lender.

         (xxxxiii) The term "REGISTRABLE SECURITIES" shall mean the Warrant Shares, which in any case (i) have not been resold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act and (ii) may not be resold pursuant to Rule 144 under the Securities Act. For purposes of this Agreement, securities will be considered ineligible for resale pursuant to Rule 144 under the Securities Act unless the Borrower's transfer agent has accepted an instruction from the Borrower specifying that such securities are eligible for sale pursuant to Rule 144. The term "holder of Registrable Securities" includes any person who holds securities which are convertible into or exercisable for Registrable Securities.

                  The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

         (xxxxiv) The term "REGISTRATION EXPENSES" shall mean all expenses to be incurred by the Borrower in connection with the Lenders' registration rights under Article VIII of this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Borrower and its independent certified public accountants, blue sky fees and expenses, reasonable fees and disbursements of counsel for the Lenders for a "due diligence" examination of the Borrower and review of the Registration Statement and related documents, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Borrower, which shall be paid in any event by the Borrower).

         (xxxxv) The term "REGISTRATION STATEMENT" shall have the meaning assigned and ascribed to such term under Section 8.2 of this Agreement.

         (xxxxvi) The term "REQUIRED LENDERS" shall mean those Lenders with a Proportionate Share in the aggregate exceeding 66-2/3%.

         (xxxxvii) The term "SEC DOCUMENTS" shall have the meaning ascribed and assigned to such term under Section 4.6 of this Agreement.

         (xxxxviii) The term "SECURITY AGREEMENT" shall mean that certain Security Agreement in the form attached hereto as Exhibit C, dated the Closing Date, whereby the Borrower has pledged, assigned, hypothecated, conveyed, transferred, given and granted to the Lenders, and each of them, a continuing pledge, of and security interest in all of the security described therein.

         (xxxxix) The term "SECURITIES ACT" shall mean the U.S. Securities Act of 1933, as amended from time to time, and any successor statute of similar import, together with the regulations promulgated thereunder by the Commission.

         (l) The term "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for the Lenders, and each of them, not included within "Registration Expenses".

         (li) The term "SHAREHOLDERS AGREEMENT" shall mean the Shareholders Agreement dated May 2, 2000 of the Borrower, as in effect on the date hereof.

         (lii) The term "SUBORDINATED NOTES" shall mean the Borrower's 8.25% Subordinated Convertible Notes due February 23, 2003 in the aggregate original principal amount of $17,000,000.

         (liii) The term "SUBORDINATION AGREEMENTS" shall mean the Subordination Agreements, dated the date hereof, executed by the Lenders, respectively, with respect to the Capital Indebtedness.

         (liv) The term "SUBSIDIARY" shall mean (i) any present or future corporation at least a majority of the outstanding voting stock, of which shall, at the time, be owned by the Borrower, by the Borrower and one or more Subsidiaries of the Borrower or by one or more Subsidiaries of the Borrower, or
(ii) any other Person which is otherwise controlled by the Borrower and one or more Subsidiaries of the Borrower, directly or indirectly. For purposes hereof, outstanding voting stock shall be deemed to be capital stock of any class or classes, however designated, having ordinary voting power for the election of the members of the board of directors or other governing body of such corporation.

         (lv) The term "WARRANTS" shall mean the Initial Warrants and the Additional Warrants.

         (lvi) The term "WARRANT CERTIFICATES" shall mean the Initial Warrant Certificates and the Additional Warrant Certificates.

         (lvii) The term "WARRANT SHARES" shall mean the Initial Warrant Shares and the Additional Warrant Shares.

                                   ARTICLE II

                                      LOAN

         Section 2.1 LOAN. Subject to the satisfaction of the conditions precedent set forth in Section 3.1 hereof, each of the Lenders hereby agrees to make a loan to the Borrower in the amount of its Proportionate Share of the Loan. Any amounts repaid or prepaid hereunder or under the Notes may not be reborrowed by the Borrower.

         Section 2.2 NOTES. The obligation of the Borrower to repay all monies advanced by the Lenders, and each of them, to the Borrower in connection with the Loan shall be evidenced by the Notes, each in the form of Exhibit A annexed hereto, which the Borrower shall have duly executed and delivered to each Lender on the Closing Date. Each such Note shall (i) be dated the Closing Date, (ii) be registered in the name of the Lender to whom issued, (iii) have a principal sum equal to the amount advanced by such Lender to the Borrower, which shall be payable in the amounts and on the dates as provided for in Section 2.4 hereof and (iv) bear interest at such rates payable on the dates and in the manner provided for in Section 2.3 hereof.

         Section 2.3 INTEREST. Each Note shall bear interest computed daily until final repayment in full of said Note in accordance with Section 2.4 of this Agreement. Each Note shall bear an initial interest rate of twelve percent per annum (12%) for the period from and after the Closing Date through the six-month anniversary of the Closing Date, which shall increase to fourteen percent per annum (14%) for the period from and after the six-month anniversary of the Closing Date through the nine-month anniversary of the Closing Date, and shall thereafter increase by an additional two percent (2%) per annum at the end of each successive 90-day period (commencing on the nine-month anniversary of the Closing Date) until final repayment in full of said Note. Any such change in the interest rate charged on the Loan shall not affect or alter the terms and conditions of this Agreement and the Notes, all of which shall remain in full force and effect; provided, however, that in no event shall the interest charged on the Loan and the Notes ever exceed the lesser of (x) sixteen percent per annum (16%) or (y) that permitted by applicable usury law. Interest on the Loan and the Notes shall be due and payable on the Maturity Date and continuing thereafter until the Loan and the Notes are repaid in full.

         Section 2.4 REPAYMENT OF PRINCIPAL. Unless the Required Lenders have previously demanded payment therefor after the occurrence of an Event of Default in accordance with this Agreement and the Notes, the Loan shall be due and payable in full to the Lenders, and each of them, on the Maturity Date.

         Section 2.5 LATE CHARGES. In the event that any payment, including, without limitation, interest and/or principal, required to be made by the Borrower under this Agreement or the Notes shall not be received by any Lender within ten days after the same shall become due and payable, such Lender may charge, and if so charged, the Borrower shall pay, a late charge equal to five cents for each dollar of such delinquent payment for the purpose of defraying the expense incident to the handling of such delinquent payment.

         Section 2.6 OPTIONAL AND MANDATORY PREPAYMENT. (a) The Borrower shall have the right at any time to prepay the whole, or any part, of the unpaid principal amount of the Loan, without premium or penalty, upon the terms hereinafter set forth, and provided that interest on the principal amount thereof to be so prepaid accrued to the date of such prepayment shall be paid concurrently therewith; provided, however, that the Borrower shall not prepay the Loan, or any part thereof, unless such prepayment upon all the Notes is contemporaneously made, pro rata based upon the outstanding principal amount of the Notes, respectively.

                  (b) Upon the consummation from time to time by the Borrower of any sale for cash of any debt or equity securities, or of any other financing transaction for borrowed money (other than capital leasing transactions or purchase money financings), and subject to the Subordination Agreements, the net proceeds thereof shall in each case forthwith be applied by the Borrower to the prepayment of the Loan, without premium or penalty, but together with all interest on the principal amount thereof to be so prepaid accrued to the date of such prepayment; it being understood and agreed that any prepayment made by the Borrower pursuant to this paragraph (b) shall be made upon all Notes contemporaneously, pro rata based upon the outstanding principal amount of the Notes, respectively.

                  (c) Notices of prepayment shall be given by the Borrower to the Lenders, respectively, not less than five days prior to the date specified therein for prepayment. Upon giving of notice of prepayment as aforesaid, the Loan or portion thereof so specified for prepayment shall on the prepayment date specified in such notice become due and payable, and from and after the prepayment date so specified (unless the Borrower shall default in making such prepayment) interest on the principal of the Loan or portion thereof so specified for prepayment shall cease to accrue, and the principal of the Loan or portion thereof so specified for prepayment shall be paid by the Borrower as aforesaid.

         Section 2.7 SECURITY. As security for the due and punctual payment and performance of the obligations of the Borrower under the Notes, this Agreement and the other Loan Documents, the Borrower shall have duly executed and delivered to the Lenders a Security Agreement, in the form of Exhibit C annexed hereto, dated the Closing Date, and such other customary security related documents.

         Section 2.8 REPLACEMENT OF ANY NOTES. Upon receipt by the Borrower of evidence satisfactory to it of the loss, theft, destruction or mutilation of any Note, and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and upon surrender and cancellation of any of the Notes, if mutilated, the Borrower, upon reimbursement to it of all reasonable expenses incidental thereto, shall make and deliver to any Lender a new Note, of like tenor, in lieu of such Note. Any Note made and delivered in accordance with the provisions of this Section 2.8 shall be dated as of the Closing Date.

         Section 2.9 PAYMENTS AND COMPUTATIONS. All computations of interest under this Agreement and the Notes shall be made on the basis of a year of 360 days consisting of twelve months of 30 days each, in each case for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable. Whenever any payment under the Notes shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest. All payments received by the Lenders, or any of them, shall be applied, first, to the payment of interest, fees and expenses, with any balance to the payment and reduction of principal. All payments made by the Borrower under the Notes shall be made irrespective of, and without any reduction for, any set-off or counterclaims. Notwithstanding any other provision contained in this Agreement, the Borrower shall not make any payment on account of principal of or interest on any Note unless payment is contemporaneously made on account of all Notes pro rata on the basis of the respective Proportionate Shares of the Lenders.

         Section 2.10 WARRANTS. In connection with the facilities provided hereunder, the Borrower shall, on the Closing Date, issue and deliver to each of the Lenders the number of Initial Warrants set forth opposite the name of such lender on Annex 1 (hereinafter with respect to all Lenders referred to as the "Initial Warrant Shares"). In addition, in the event the Borrower does not punctually satisfy any Note on or prior to the Maturity Date, the Borrower shall forthwith issue and deliver to the original holders thereof a number of additional warrants (hereinafter, with respect to all Lenders, referred to as the "Additional Warrants") to purchase shares of Common Stock (hereinafter with respect to all Lenders referred to as the "Additional Warrant Shares") equal to the number of Initial Warrants issued on the Closing Date to such original holder, such Additional Warrants to be evidenced by warrant certificates (hereinafter referred to, collectively, as the "Additional Warrant Certificates"), each registered in the name of such original holder and dated the Maturity Date, in the form of the Warrant Certificate (except that all such Additional Warrants shall be immediately exercisable, and provided that the terms of the Additional Warrants as aforesaid shall, for purposes of issuance thereof and without limiting the operation thereof, be subject to adjustment pursuant to Section 6 of the form of Warrant Certificate as if in effect from and after the Closing Date).

                                   ARTICLE III

                         CONDITIONS PRECEDENT OF LENDING

         Section 3.1 BORROWING. The obligation of each of the Lenders to fund its Proportionate Share of the Loan shall be subject to the following conditions precedent, any and all of which may be waived by the Required Lenders, in their sole discretion, and each of which the Borrower hereby agrees to use its best efforts to satisfy:

                  (i) the Notes, each dated the Closing Date, shall have been duly executed and delivered by the Borrower to the Lenders, respectively;

                  (ii) an Initial Warrant Certificate, registered in the name of each Lender and representing the number of Initial Warrants set forth opposite the name of such Lender on Annex 1, dated the Closing Date, shall have been issued by the Borrower and delivered to such Lender;

                  (iii) the Security Agreement, dated the Closing Date, and a sufficient number of the related Financing Statements, shall have been duly executed and delivered by the Borrower to the Lenders;

                  (iv) each of the Lenders shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower stating: (a) that attached thereto is a true and complete copy of the certificate of incorporation and by-laws of the Borrower, as well as the text of the corporate resolutions adopted by the Board of Directors of the Borrower authorizing the transactions contemplated by this Agreement and designating the officers who are authorized to execute this Agreement, the Notes and the Warrants; (b) that none of the same has been modified and all are in full force and effect; (c) that the individual signing this Agreement is a duly elected officer of the Borrower; and (d) that set forth thereon is a true specimen of the signature of each officer of the Borrower who is authorized to execute the Notes and the Warrant Certificates; and containing a certification by another officer of the Borrower as to the incumbency and signature of the Secretary or Assistant Secretary executing such certificate;

                  (v) the representations and warranties of the Borrower contained under Article IV hereof shall be true and correct in all material respects at and as of the Closing Date with the same effect as though all such representations and warranties were made at and as of the time of the Closing Date (except for representations and warranties which are of a specific date or which relate to a specific period other than or not including the time of the Closing Date, as the case may be, and except for changes therein contemplated or permitted by this Agreement) and the Borrower shall have complied with all of its covenants contained in this Agreement; and there shall not exist any fact or circumstance which constitutes, or, with notice or passage of time or otherwise would constitute, an Event of Default;

                  (vi) each of the Lenders shall have received an opinion of Greenberg Traurig, P.A., counsel to the Borrower, dated the Closing Date, in form satisfactory to the Required Lenders and to their respective counsel, in the form of Exhibit D annexed hereto;

                  (vii) all consents, acknowledgements, approvals, permits and orders with respect to the transactions contemplated by the Loan Documents shall have been obtained;

                  (viii) the Borrower shall have paid to Sanders Morris Harris all amounts then due under the financial advisory agreement dated May 2, 2000 between the Borrower and said firm, as confirmed pursuant to the letter of even date herewith;

                  (ix) all dividends on the Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock accrued through and including June 30, 2000 shall have been paid in full; and any and all adjustments to the Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and the Borrower's warrants issued in connection with the Series D Convertible Preferred Stock, and each of them, arising from events and circumstances through and including the Closing Date (including, without limitation, the transactions contemplated in this Agreement) shall have been effectuated and noticed to the holders of such securities; and

                  (x) the Lenders shall have received such additional documents, instruments, certificates and searches, in form and substance satisfactory to the Lenders and counsel to the Lenders, as the Lenders may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE BORROWER

         The Borrower hereby represents, warrants and covenants to each Lender that:

         Section 4.1 INCORPORATION. The Borrower is duly organized, validly existing and in good standing under the laws of the State of Florida and has full corporate power and authority to own or hold under lease the assets and properties material to the operation of the Business which it owns or holds under lease and to perform all of its obligations under the agreements material to the operation of the Business to which it is a party, including, without limitation, this Agreement, the Notes, the Warrant Certificates and the Security Agreement. The Borrower is in good standing in each other jurisdiction wherein the failure so to qualify would have a Material Adverse Effect. The copies of the certificate of incorporation and by-laws of the Borrower which have been delivered to the Lenders by the Borrower are complete and correct.

         Section 4.2 AUTHORIZATION. The execution and delivery by the Borrower of the Loan Documents to which it is a party, and each of them, the performance by the Borrower of its covenants and agreements under the Loan Documents to which it is a party, and each of them, and the consummation by the Borrower of the transactions contemplated by the Loan Documents to which it is a party, and each of them, have been duly authorized by all necessary corporate action. When executed and delivered by the Borrower, the Loan Documents, and each of them, shall constitute the valid and legally binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies.

         Section 4.3 CONFLICTS. Neither the execution and delivery of the Loan Documents, nor any of them, nor the consummation by the Borrower of the transactions contemplated in the Loan Documents, nor any of them, will violate any provision of the certificate of incorporation or by-laws of the Borrower or any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court, government, or governmental agency or instrumentality, domestic or foreign, binding upon the Borrower, or except as set forth under Schedule 4.3 annexed hereto, conflict with or result in any breach of or event of termination under any of the terms of, or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to, the terms of any contract (except for the liens created by the Security Agreement) or agreement to which the Borrower is a party or by which the Borrower or any of its properties or assets is bound which in any case would cause a Material Adverse Effect. Without limiting the generality of the foregoing, the consummation by the Borrower of the transactions contemplated by this Agreement will not result in violation by the Borrower of any covenant contained in the Subordinated Notes, and the Subordinated Notes and the amounts payable thereunder, including principal, premium, if any, and accrued interest shall be subordinate and junior to the Loan, and all interest thereon, and all other amounts due under this Agreement.

None of the transactions contemplated in this Agreement (including, without limitation, the use of the proceeds of the Loan) violates, shall violate or shall result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

         Section 4.4 CAPITALIZATION. (a) The authorized capital stock of the Borrower consists of (i) 25,000,000 shares of Common Stock and (ii) 1,500,000 shares of preferred stock, of which (A) 150,000 shares have been designated Series B Convertible Preferred Stock, (B) 150,000 shares have been designated Series C Convertible Preferred Stock and (C) 150,000 shares have been designated Series D Convertible Preferred Stock. As of the date hereof and at the Closing Date (but excluding the effect of issuance of dividends on Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock as of June 30, 2000), 4,742,923 shares of Common Stock are and will be issued and outstanding, 53,122 shares of Series B Convertible Preferred Stock are and will be issued and outstanding, 70,947 shares of Series C Convertible Preferred Stock are and will be issued and outstanding and 20,000 shares of Series D Convertible Preferred Stock will be issued and outstanding, respectively. All of the outstanding shares of the capital stock of the Borrower are validly issued, fully paid and non-assessable. As of the date hereof and at the Closing Date, the following additional securities are and will be issued and outstanding: (i) options to purchase an aggregate of 627,335 shares of Common Stock, (ii) warrants to purchase 1,202,922 shares of Common Stock, including the Initial Warrants issued pursuant to the terms of this Agreement (but excluding the effect of anti-dilution adjustments in the warrants issued in connection with the Series D Preferred Stock arising from consummation of the transactions hereunder) and (iii) subordinated debentures convertible into an aggregate of 1,085,094 shares of Common Stock. There are no other scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights exchangeable or convertible into, any shares of capital stock of the Borrower, or contracts, commitments, understandings or arrangements by which the Borrower is or may become bound to issue additional shares of capital stock of the Borrower or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible into shares, of capital stock of the Borrower (except as contemplated by this Agreement). No event has occurred prior to the date hereof which, subsequent to the date hereof, will cause any adjustment in any conversion or exercise price or ratio with respect to any such securities pursuant to any anti-dilution provisions thereunder, nor as a result of any such event, will the number of shares of capital stock issuable upon such conversion or such exercise, as the case may be, be subject to adjustment. No such conversion or exercise price or ratio will be subject to adjustment as a consequence of the consummation of the transactions contemplated by this Agreement, nor, as a consequence of such consummation, will the numbers of shares of capital stock issuable upon such conversion or such exercise, as the case may be, be subject to adjustment, except that as a consequence of consummation of the transaction hereunder the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock and the Series D Convertible Preferred Stock, and the warrants issued in connection with the Series D Preferred Stock, will be adjusted as herein set forth.

         (b) The issuance of the Warrants has been duly authorized and, upon issuance the Warrants shall be validly issued, fully-paid and non-assessable and entitled to the rights set forth in the Warrant Certificates. The Warrant Shares have been duly authorized and reserved for issuance and upon exercise of the Warrants, will be validly issued, fully-paid and non-assessable, free and clear of any Liens created by the Borrower and not subject to any preemptive rights or adverse claims, and the holders thereof shall be entitled to all rights and preferences accorded to a holder of Common Stock.

         Section 4.5 SUBSIDIARIES. The Borrower does not, directly or indirectly, beneficially or legally own or hold any capital stock or other proprietary interest in any corporation, partnership, joint venture, business trust or other legal entity.

         Section 4.6 SEC DOCUMENTS; FINANCIAL STATEMENTS. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Borrower has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by the Borrower with the Commission (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC Documents"). The Borrower has delivered or made available to the Lenders true and complete copies of all SEC Documents (including, without limitation, proxy information and solicitation materials and registration statements) filed with the Commission since September 27, 1996 and all annual SEC Documents filed with the Commission since September 27, 1996. Without limiting any other representation or warranty herein, the Borrower has not provided the Lenders with any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Borrower but which has not been so disclosed. As of their respective dates, the SEC Documents (as amended by any amendments filed prior to the Closing Date and provided to the Lenders) complied in all material respects with the requirements of the Securities Act and the Exchange Act, and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Borrower included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Borrower as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         Section 4.7 TAXES. Except as set forth on Schedule 4.7 annexed hereto, the Borrower has filed or caused to be filed all federal, state, municipal, foreign and other tax returns, reports and declarations, or extensions therefor, required to be filed by it, so as to prevent any valid lien, charge or encumbrance of any nature on its assets or properties and, except as set forth on Schedule 4.7 annexed hereto, has paid or shall pay all taxes which have been or shall become due with respect to the periods covered by said returns or pursuant to any assessment received by it in connection therewith, which lien, charge, encumbrance or failure to pay would, individually, or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 4.7 annexed hereto, all assessments and charges (including penalties and interest, if any) related to periods ended on or before December 31, 1999 have been or will be paid by the Borrower, including any necessary adjustments with state and local tax authorities, the failure to pay which would, individually, or in the aggregate, have a Material Adverse Effect, and except as set forth on Schedule
4.7 annexed hereto, no material deficiency in payment of any taxes for any period has been asserted by any taxing authority which remains unsettled at the date hereof.

         Section 4.8 TITLE; CREDIT ARRANGEMENTS; DEFAULTS. The Borrower has good, valid, and marketable title to all assets and properties owned by it and material to its business, in each case free and clear of all Liens other than
(i) Liens created pursuant to the Capital Indebtedness, (ii) Liens in favor of the Lenders, and (iii) Liens specifically permitted by the Lenders in writing, and, without limiting the foregoing, the assets and properties owned by the Borrower and shown on the consolidated balance sheet as of and at March 31, 2000 included in the SEC Documents which are, individually, or in the aggregate, material to the Borrower's business or condition, are owned by the Borrower, in each case free and clear of all Liens other than (i) Liens created pursuant to the Capital Indebtedness, (ii) Liens in favor of the Lenders, and (iii) Liens specifically permitted by the Lenders in writing. The Borrower leases or owns all material properties and assets necessary for the operation of its business as currently conducted. Set forth on Schedule 4.8 attached hereto is a list of all contracts, agreements, mortgages, arrangements (written or oral), and other documents to which the Borrower is a party or by which the Borrower or any of its assets or properties is or may be bound, with respect to obligations of the Borrower for borrowed money or guaranties therefor, or any restriction on the repayment of indebtedness incurred or on the payment of dividends on any securities of any such entity. No event has occurred, or, is alleged to have occurred, which constitutes or with lapse of time or giving of notice or both, would constitute a default or a basis for a claim of FORCE MAJEURE or other claim of excusable delay or non-performance under any of the foregoing; and no such event has occurred, or is alleged to have occurred, under any other contract, agreement, license, lease, or other document to which the Borrower is a party, which would, individually or in the aggregate, have a Material Adverse Effect.

         Section 4.9 EMPLOYEE BENEFIT PLANS. All Benefit Plans and all Multiemployer Plans in which the employees of the Borrower participate comply in all material respects with all requirements of the Department of Labor and the Internal Revenue Service promulgated under ERISA and with all other applicable law. The Borrower does not have any employees covered by any Multiemployer Plan. The Borrower has not taken or failed to take any action with respect to the Benefit Plans which might create any liability on the part of the Borrower which, individually, or in the aggregate, would have a Material Adverse Effect. Each "fiduciary" (within the meaning of section 3(21)(A) of ERISA) as to each Benefit Plan and, to the best of the knowledge of the Borrower, as to each Multiemployer Plan, has complied in all material respects with the requirements of ERISA and all other applicable law in respect of each such Plan. In addition, as of the date hereof:

                  (i) No Defined Benefit Plan or, to the best of the knowledge of the Borrower, any Multiemployer Plan, has incurred an "accumulated funding deficiency" (within the meaning of section 412(a) of the Code), whether or not waived;

                  (ii) No "reportable event" (within the meaning of section 4043 of ERISA) has occurred with respect to any Benefit Plan or, to the best of the knowledge of the Borrower, any Multiemployer Plan; there have been no terminations of any Defined Benefit Plan or, to the best of the knowledge of the Borrower, any Multiemployer Plan, or any related trust; and no such termination of any of the foregoing reasonably can be expected to occur;

                  (iii) No "prohibited transaction" (within the meaning of section 406 of ERISA or section 4975(c) of the Code) has occurred with respect to any Benefit Plan, or to the best of the knowledge of the Borrower, any Multiemployer Plan;

                  (iv) The aggregate present value of accrued benefits of the Defined Benefit Plans is not more than the aggregate value of the assets of such plans; there has been no withdrawal liability incurred by the Borrower with respect to any Multiemployer Plans; and the Borrower has not withdrawn (partially or totally within the meaning of ERISA) from any Multiemployer Plan; and

                  (v) Other than claims in the ordinary course for benefits with respect to any Benefit Plan, or, to the best of the knowledge of the Borrower, any Multiemployer Plan, there are no actions, suits, or claims pending with respect to any Plan or any circumstances known to the Borrower which might give rise to any such action, suit, or claims, which, individually, or in the aggregate, would have a Material Adverse Effect.

         Section 4.10 DISPUTES AND LITIGATION. There is no action, suit, proceeding, or claim, pending or, to the knowledge of the Borrower, threatened, and no investigation by any court or government or governmental agency or instrumentality, domestic or foreign, pending or, to the best of the knowledge of the Borrower, threatened, against the Borrower before any court, government or governmental agency or instrumentality, domestic or foreign, nor is there any outstanding order, writ, judgment, stipulation, injunction, decree, determination, award, or other order of any court or government or governmental agency or instrumentality, domestic or foreign, against the Borrower, in each case which would have, individually or in the aggregate, a Material Adverse Effect. Without limiting any other representation or warranty herein, all claims, actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower before any court, governmental agency or instrumentality, domestic or foreign, are covered by, and within the limits of coverage of, insurance maintained by the Borrower. The use by the Borrower of its assets and the conduct of its business does not, to its knowledge, involve infringement or claimed infringement of any patent, trademark, servicemark, tradename, copyright, license or similar right.

         Section 4.11 COMPLIANCE WITH LAW; LICENSES; FRANCHISES; ENVIRONMENTAL LAWS.

                  (a) The Borrower is not, and is not directly or indirectly controlled by or acting on behalf of any party which is, an "investment company" within the meaning of the U.S. Investment Company Act of

1940, as amended.

                  (b) The Borrower has (or has made timely application for) all franchises, licenses, permits and other governmental and non-governmental approvals necessary to enable it to carry on its business and operations as currently conducted, the failure to have which would, individually or in the aggregate, have a Material Adverse Effect. All such franchises, licenses, permits, and governmental and other approvals are in full force and effect, there has been no material default or breach thereunder, and there is no pending or, to the best of the knowledge of the Borrower, threatened proceeding under which any may be revoked, terminated or suspended. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, will not conflict with, contravene or terminate any such franchises, licenses, permits or governmental or other approvals. The Borrower has not violated, nor is alleged to have violated, any law, rule, regulation, judgment, stipulation, injunction, decree, determination, award or other order of any government, or governmental agency or instrumentality, domestic or foreign, binding upon the Borrower which violation, individually or in aggregate, might have a Material Adverse Effect.

                  (c) Neither the consummation of the transactions contemplated by this Agreement nor, to the knowledge of the Borrower, any real property utilized by the Borrower nor, to the knowledge of the Borrower, any condition thereon violates any Environmental Laws, other than any such violations which would not have a Material Adverse Effect, and no provisions of any Environmental Laws or regulations in any way affect the consummation of the transactions contemplated by this Agreement.

         Section 4.12 USE OF PROCEEDS. The Borrower shall apply the proceeds of the Loan solely in accordance with Schedule 4.12 annexed hereto.

         Section 4.13 PRINCIPAL EXCHANGE/MARKET. The principal market on which the Common Stock is currently traded is Nasdaq.

         Section 4.14 NO MATERIAL ADVERSE CHANGE. Since March 31, 2000, the date through which the most recent quarterly report of the Borrower on Form 10-QSB has been prepared and filed with the Commission, a copy of which is included in the SEC Documents, no event which had or is likely to have a Material Adverse Effect has occurred or exists with respect to the Borrower.

         Section 4.15 NO UNDISCLOSED LIABILITIES. The Borrower does not have any liabilities or obligations not disclosed in the SEC Documents other than those liabilities incurred in the ordinary course of their respective businesses since March 31, 2000 or liabilities or obligations, individually or in the aggregate, which do not or would not have a Material Adverse Effect on the Borrower.

         Section 4.16 NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. No event or circumstances has occurred or events with respect to the Borrower, or its business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement of the Borrower which has not been publicly announced or disclosed.

         Section 4.17 BROKERS. The Borrower has taken no action which would give rise to any claim by any Person (other than Sanders Morris Harris) for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

         Section 4.18 PRIVATE PLACEMENT. The Borrower has heretofore given each Lender access to all information which it has requested regarding the business and affairs of the Borrower. Neither the Borrower nor anyone acting on its behalf has directly or indirectly offered any shares of Common Stock or any other securities for sale to, or solicited any offer to buy any of the same from, anyone so as to bring the offer, sale, issuance and/or delivery of the Notes, the Warrants or the Warrant Shares, or any of them, within the registration requirements of the Securities Act of 1933, as amended or any applicable state securities laws. Neither the offer, sale, issuance and/or delivery of the Notes, the Warrant or the Warrant Shares, nor any of them, in accordance with the terms of this Agreement will result in any contravention of any applicable federal or state securities laws, and will not require any approval or consent of any governmental authority, commission or agency.

         Section 4.19 DISCLOSURE. No representation or warranty made under any provisions of the Loan Documents, or any of them, and none of the information furnished by the Borrower set forth herein, in the exhibits or schedules hereto or in any document specifically referenced in this Agreement and delivered to any of the Lenders, or any authorized representative of any of the Lenders, pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE LENDERS

      Each of the Lenders, severally, represents, warrants and covenants to the Borrower that:

         Section 5.1 FORMATION. Such Lender is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has full power and authority to acquire its Proportionate Share of the Loan, the Warrants, and the Warrant Shares, and to perform its obligations under the Loan Documents, and each of them.

         Section 5.2 AUTHORIZATION. The execution and delivery of the Loan Documents, and each of them, by such Lender, the performance by such Lender of its covenants and agreements under the Loan Documents, and each of them, and the consummation by such Lender of the transactions contemplated by the Loan Documents, and each of them, have been duly authorized by all necessary action. When executed and delivered by such Lender, the Loan Documents, and each of them, will constitute the valid and legally binding obligations of such Lender enforceable against such Lender in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies.

         Section 5.3 CONFLICTS. Neither the execution and delivery of the Loan Documents, nor any of them, nor the consummation of the transactions contemplated in the Loan Documents, nor any of them: will violate any provision of the organizational documents of such Lender or any law, rule, regulation, writ, judgment, injunction, decree, determination, award, or other order of any court, government or governmental agency or instrumentality, domestic or foreign, binding upon such Lender; or conflict with or result in any breach of any of the terms of, or constitute a default under or result in the termination of or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to, the terms of any contract or agreement to which such Lender is a party or by which such Lender or any of its assets and properties is bound, which breach, default, termination, creation, imposition, or other charge or encumbrance would, individually or in the aggregate, have a material adverse impact on the ability of such Lender to consummate the transactions contemplated by the Loan Documents.

         Section 5.4 PRIVATE PLACEMENT. (a) Without limiting the scope of the representations and warranties of the Borrower set forth in Article IV of this Agreement, such Lender acknowledges that, at its request, it has received certain information from the Borrower and that it has had the opportunity to ask representatives of the Borrower questions and receive answers in connection with the transactions contemplated hereby, and so as to verify the accuracy of the information so received. Each Lender acknowledges that an investment in the Borrower involves a high degree of risk. Such Lender is an "accredited investor" as defined under Regulation D promulgated by the Commission.

                  (b) Each Lender is acquiring the Warrants for its own account and not with a view to distribution in violation of any securities laws. Each Lender does not have any present intention to sell the Warrants or the Warrant

Shares and does not have any present arrangement (whether or not legally binding) to sell the Warrants to or through any person or entity; provided, however, that by its representations and warranties herein, each Lender does not agree to hold the Warrants or the Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Warrants or the Warrant Shares at any time in accordance with federal and state securities laws applicable to such disposition.

                                   ARTICLE VI

                                CERTAIN COVENANTS

         Section 6.1 GENERAL COVENANTS. The Borrower covenants and agrees with the Lenders, and each of them, that, until the Maturity Date and thereafter for as long as any portion of the Loan shall remain outstanding and until the full and final payment of the Loan:

                  (a) The Borrower shall punctually pay or cause to be paid the principal of and interest on the Loan according to the terms hereof and of the Notes.

                  (b) The Borrower shall comply with and perform each and every covenant contained in the Security Agreement.

                  (c) Contemporaneously with the formation or acquisition of any Subsidiary, the Borrower shall cause such Subsidiary to guarantee the Loan, and to join in the Security Agreement in order to secure such guaranty, in each case in form and substance in all respects satisfactory to the Required Lenders.

                  (d) From and after the satisfaction or discharge of the Capital Indebtedness, the Borrower shall, at the request of the Required Lenders, enter into an amendment to the Security Agreement in form and substance satisfactory to the Required Lenders, to add to the Collateral thereunder all goodwill, know-how, technology, trade secrets, computer programs, customer lists, tradenames, tradename rights, trademarks, trademark rights, trademark applications, service marks, patents, patent rights, patent applications, copyrights and copyright applications, and all licenses and products in connection with any of the foregoing, all licenses, permits, agreements of any kind providing for the use, possession or authority to use or possess property of others or providing for others to use or possess or have authority to use or possess property of the Borrower, and all recorded data of any kind or nature regardless of the medium of recording, including, without limitation, all software, writings, plans, drawings, blueprints, specifications and schematics, all equipment, and all fixtures.

                  (e) Except for the consolidation of a Subsidiary with, or merger of a Subsidiary into, another Subsidiary or the Borrower, the Borrower shall and shall cause each Subsidiary to do or cause to be done all things necessary or appropriate to preserve and keep in full force and effect its corporate existence, rights and material franchises, and use its best efforts to qualify as a foreign corporation entitled to do business in every jurisdiction in which the failure so to qualify would, individually or in the aggregate, have a Material Adverse Effect.

                  (f) The Borrower shall not, nor permit any Subsidiary to, enter into any transaction described under clauses (i) through (iv), inclusive, of Section 2.3(b) of the Shareholders Agreement, without the prior written consent of the Required Lenders (which shall not unreasonably be withheld).

                  (g) The Borrower shall not modify, amend, increase or extend the Capital Indebtedness nor the documents in evidence thereof, without the prior written consent of the Required Lenders (which shall not be unreasonably withheld).

         Section 6.2 FINANCIAL AND OTHER INFORMATION. The Borrower covenants and agrees with each Lender that, until the Maturity Date and thereafter for as long as any portion of the Loan shall remain outstanding and until the full and final payment of the Loan, the Borrower shall furnish to each Lender:

                  (a) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, unaudited balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and unaudited statements of operations and cash flows for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter (all in reasonable detail and with all notes and supporting schedules), certified by the chief financial officer of the Borrower as presenting fairly the financial condition of the Borrower and the Subsidiaries as of the dates and for the periods indicated and as having been prepared in accordance with Generally Accepted Accounting Principles consistently applied, except as may be otherwise disclosed in such financial statements or the notes thereto; provided that the delivery within the time periods specified above of the Borrower's Quarterly Report on either Form 10-QSB or 10-Q prepared in compliance with the requirements therefor and filed with the Commission shall be deemed to satisfy the requirements of this Section 6.2(a);

                  (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, audited consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such year and audited consolidated statements of operations, cash flows and changes in stockholders' equity for such year (all in reasonable detail and with all notes and supporting schedules), certified without qualification by KPMG Peat Marwick LLP or such other independent public accountants satisfactory to the Required Lenders, as presenting fairly the financial condition of the Borrower and the Subsidiaries as of the dates and for the periods indicated and as having been prepared in accordance with Generally Accepted Accounting Principles consistently applied, except as may be otherwise disclosed in such financial statements or the notes thereto; provided that the delivery within the time period specified above of the Borrower's Annual Report on either Form 10-KSB or 10-K prepared in compliance with the requests therefor and filed with the Commission shall be deemed to satisfy the requirements of this Section 6.2(b);

                  (c) concurrently with the financial statements furnished pursuant to clauses (a) and (b) of this Section 6.2, a certificate of the chief executive officer or the chief financial officer of the Borrower stating that no Event of Default hereunder and no event or act which, with the giving of notice or the passage or lapse of time, or both, would constitute such an Event of Default or other event shall exist, specifying all such events, and the circumstances thereof, and the steps if any being taken to remedy the same;

                  (d) promptly upon their becoming available, copies of all financial statements, reports, notices, proxy statements and other communications sent by the Borrower to stockholders or to creditors generally, and copies of each regular or periodic report and any registration statements, prospectuses or written communication (other than transmittal letters) filed by the Borrower with the Commission or any successor agency; and with such other information relevant to the financial condition, properties and operations of the Borrower or any of the Subsidiaries as any Lenders may from time to time reasonably request; and

                  (e) prompt written notice after any officer of the Borrower knows or has reason to know that: (i) a default or an Event of Default hereunder, or any condition, event or act which with the giving of notice or the passage or lapse of time, or both, would constitute such an Event of Default, has occurred and is continuing, together with a specification of the same and the steps if any being taken to remedy the same; or (ii) any other circumstances or event has or is reasonably likely to have a Material Adverse Effect.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

         Section 7.1 EVENTS OF DEFAULT. The entire unpaid principal amount of the Loan, together with all accrued interest thereon, at the option of the Required Lenders exercised by notice to the Borrower, shall forthwith become and be due and payable if any one or more of the following events (herein called "Events of Default") shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing at the time of such notice, that is to say:

                  (a) if default shall be made in the due and punctual payment of the principal of or interest on the Loan when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, and such default shall have continued for a period of ten days;

                  (b) if any representation or warranty made by the Borrower in any of the Loan Documents shall prove to have been false, incorrect or misleading in any material respect on the date as of which is made;

                  (c) if default shall be made in the performance or observance of any of the other covenants, agreements or conditions of the Borrower contained in this Agreement, the Notes or in any other Loan Document, and such default shall have continued for a period of 30 days after notice thereof by the Required Lenders to the Borrower;

                  (d) if this Agreement, the Notes or any other Loan Document shall cease to be enforceable in accordance with its terms against the Borrower;

                  (e) if (i) the Borrower or any Subsidiary shall default beyond any period of grace provided with respect thereto in the payment of principal of, premium, if any, or interest on any obligation in an amount in excess of $250,000 in respect of borrowed money when due, whether by acceleration or otherwise (including, without limitation, in connection with the Capital Indebtedness or the Subordinated Notes); or (ii) the Borrower or any Subsidiary shall default in the performance or observance of any other agreement, term or condition contained in such obligation or in any agreement under which any such obligation is created, if the effect of any such default is to cause or permit the holder or holders of such obligations (or a trustee on behalf of such holder or holders) to cause such obligation to become due prior to the date of its stated maturity, unless, in the case of each of (i) and (ii), such holder or holders or trustee shall have waived such default after its occurrence or unless such holder or holders or trustee shall have failed to give any notice, or take any other action, required to create an event of default thereunder;

                  (f) if final judgment for the payment of money in excess of $250,000 shall be rendered by a court of record against the Borrower or any Subsidiary and not be covered by insurance maintained by the Borrower or such

Subsidiary, and the Borrower or such Subsidiary, respectively, shall not discharge the same or provide for its discharge in accordance with its terms, or shall not procure a stay of execution thereon within 30 days from the date of entry thereof and, within the period during which execution of such judgment shall have been stayed, appeal therefrom, and cause the execution thereof to be stayed during such appeal;

                  (g) if the Borrower or any Subsidiary shall:

                           (i) admit in writing its inability to pay its debts
                  generally as they become due;

                           (ii) file a petition in bankruptcy or a petition to
                  take advantage of any insolvency act;

                           (iii) make an assignment for the benefit of
                  creditors;

                           (iv) consent to the appointment of a receiver of
                  itself or of the whole or any substantial part of its property; or

                           (v) file a petition or answer seeking reorganization
                  or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof;

                  (h) if a court of competent jurisdiction shall enter, except at the direct or indirect request of the Lenders, an order, judgment, or decree appointing, without the consent of the Borrower or any Subsidiary, a receiver of the Borrower or any Subsidiary, respectively, or of the whole or any substantial part of its property, or approving a petition filed against it seeking reorganization or arrangement of the Borrower or any Subsidiary under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof, or any other jurisdiction, and such order, judgment or decree shall not be vacated or set aside or stayed within 60 days from the date of entry thereof; or

                  (i) if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Borrower or any Subsidiary or of the whole or any substantial part of its property and such custody or control shall not be terminated or stayed within 60 days from the date of assumption of such custody or control.

         Section 7.2. ENFORCEMENT. In the case any one or more of the Events of Default specified in Section 7.1 hereof shall have occurred and be continuing, the Lenders, or any of them, may proceed to protect and enforce their respective rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Agreement, its Note or its rights under any other Loan Document, or the Required Lenders may proceed to enforce the payment of all Obligations or to enforce any other legal or equitable right of the Lenders. The Borrower hereby expressly waives presentment, demand or notice of any kind in connection with the exercise by the Lenders, or any of them, of their respective rights hereunder, except as explicitly provided herein. In the event an Event of Default shall have occurred and any holder of a Note shall employ attorneys, or incur other costs and expenses for the collection of payments due or to become due, or for the enforcement or performance or observance of any obligation or agreement of the Borrower, the Borrower agrees that it will pay to such holder, on demand, the reasonable fees of such attorney together with all other costs and expenses incurred by such holder.

         Section 7.3 WAIVER OF JURY TRIAL. THE BORROWER HEREBY WAIVES ANY AND ALL RIGHTS THAT IT MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE OR OTHER JURISDICTION, TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING EITHER DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING BETWEEN THE BORROWER, THE LENDERS OR THEIR SUCCESSORS AND ASSIGNS, OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. IT IS INTENDED THAT SAID WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, AND/OR COUNTERCLAIMS IN ANY ACTION OR PROCEEDING.

                                  ARTICLE VIII

                                  REGISTRATION

         Section 8.1 REGISTRATION AND LISTING. Until the earlier of (i) such time as the Lenders or their respective assigns no longer own Registrable Securities or (ii) the expiration of the Effectiveness Period, the Borrower will cause the Common Stock to continue to be registered under Section 12(g) of the Exchange Act, will comply in all respects, with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. The Borrower shall take further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Borrower shall deliver to such holder a written statement as to whether it has complied with such information and requirements. Until the earlier of (i) such time as the Lenders or their respective assigns no longer own Registrable Securities or (ii) the expiration of the Effectiveness Period, the Borrower shall use its reasonable business efforts to continue the listing or trading of the Common Stock on Nasdaq, the Nasdaq National Market or a principal exchange and comply in all respects with the Borrower's reporting, filing and other obligations under the bylaws or rules of Nasdaq and any exchange or market on which shares of the Common Stock are then traded.

         Section 8.2 REGISTRATION REQUIREMENTS. The Borrower shall use its reasonable business efforts to effect the registration of the Registrable Securities (including without limitation the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the resale or distribution of all the Registrable Securities in the manner (including manner of sale) and in all states reasonably requested by the holder thereof (each a "Holder"). Such reasonable business efforts by the Borrower shall include the following:

                  (a) the Borrower shall, as expeditiously as reasonably possible after the Closing Date:

                           (i) Prepare and file a registration statement with the Commission pursuant to Rule 415 under the Securities Act on such appropriate registration form of the Commission as shall be reasonably selected by the Borrower covering the Registrable Securities

         (hereinafter referred to as a "Registration Statement") within 45 days following the Closing Date. Thereafter, the Borrower shall use its reasonable business efforts to cause such Registration Statement to be declared effective by the Commission within 90 days following the Closing Date. In the event that such Registration Statement is not declared effective within 90 days following the Closing Date, there shall be a 30 day grace period. The Borrower shall use its reasonable best efforts to cause the Registration Statement to become effective during this 30 day grace period, if applicable. In the event that such Registration Statement has not been declared effective within 120 days from the Closing Date, then the Borrower shall, until the Registration Statement is declared effective, pay in cash to the Lenders, and each of them, an amount equal to 2% of the Loan then outstanding (hereinafter referred to as the "Liquidated Damages") advanced by such Lender for each 30 day period, or part thereof, beginning on the 121st day following the Closing Date (hereinafter referred to as the "Default Period") that the Registration Statement has not been declared effective; provided, however, that the Default Period shall terminate and Liquidated Damages shall cease to accrue on the date upon which all such Registrable Securities may be immediately sold under Rule 144 in the reasonable opinion of counsel to the Borrower (provided that the Borrower's transfer agent has accepted an instruction from the Borrower to such effect). If any applicable Default Period is less than 30 days such cash payment shall be on a pro rata basis. Such cash payment shall be calculated by the Borrower on the earlier of (i) the effective date of such Registration Statement or (ii) the last day of each Default Period, and a check in lawful money of the United States of America shall be sent within three business days of such calculation to each of the Lenders. Following the initial effective date of such Registration Statement, Liquidated Damages shall also be payable to each of the Lenders by the Borrower for periods (in excess of the time period in which the Borrower is required to file a Current Report on Form 8-K) during which the Registration Statement does not remain effective; provided, however, that such Liquidated Damages shall not be payable by the Borrower in the event that all such Registrable Securities may be immediately sold by the Lenders pursuant to Rule 144. Notwithstanding the foregoing, if the Default Period commences from the failure of the Borrower to cause to become effective the Registration Statement solely by reason of the failure of any Lender to provide such information as
         (i) the Borrower may reasonably request from such Lender to be included in the Registration Statement or (ii) the Commission or Nasdaq may request in connection with such Registration Statement, the Borrower shall not be required to pay such Liquidated Damages to such Lender during the period of delay attributable to such Lender's failure. The Borrower and the Lenders hereby acknowledge and agree that it may be difficult, if not impossible, to determine with any reasonable accuracy the actual damages arising from the failure to secure effectiveness of the Registration Statement by the time hereinbefore specified, or to maintain the Registration Statement thereafter, and that the amount of the Liquidated Damages is a reasonable estimate thereof, provided that payment thereof shall in no manner be construed as impairing the right of the Lenders, and each of them, to require specific performance of this Agreement.

                           (ii) Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement and notify each of the Lenders of the filing and effectiveness of such Registration Statement and any amendments or supplements.

                           (iii) Furnish to each of the Lenders such number of copies of a current prospectus conforming with the requirements of the Securities Act, copies of the Registration Statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as each of the Lenders may reasonably require in order to facilitate the disposition of Registrable Securities owned by each of the Lenders.

                           (iv) Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or "Blue Sky" laws of such jurisdictions as shall be reasonably requested by each of the Lenders; provided that the Borrower shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                           (v) Notify each of the Lenders immediately of the happening of any event as a result of which the prospectus (including any supplement thereto or thereof) included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use its best efforts to promptly update and/or correct such prospectus.

                           (vi) Notify each of the Lenders immediately of the issuance by the Commission or any state securities commission or agency of any stop order suspending the effectiveness of the Registration

         Statement or the initiation of any proceedings for that purpose. The Borrower shall use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

                           (vii) Permit a single firm of counsel, designated by the Lenders, to review the Registration Statement and all amendments and supplements thereto within a reasonable period of time prior to each filing, and shall not file any document in a form to which such counsel reasonably objects.

                           (viii) Use its reasonable business efforts to list the Registrable Securities covered by such Registration Statement with all securities exchange(s) and/or markets on which the Common Stock is then listed, and prepare and file any required filings with the National Association of Securities Dealers, Inc. or any exchange or market where the Common Stock is traded.

                           (ix) Otherwise use its reasonable business efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, earnings statements covering a period of twelve months beginning with three months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

                  (b) The Borrower shall make available for inspection by the Lenders and their representative(s), any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by the Lenders or underwriter, all financial and other records customary for purposes of the Lender's due diligence examination of the Borrower and all SEC Documents filed subsequent to the Closing Date, pertinent corporate documents and properties of the Borrower, and cause the Borrower's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement, provided that such parties agree to keep such information confidential.

         Section 8.3 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance with registration pursuant to this Article VIII shall be borne by the Borrower, and all Selling Expenses of any Lender shall be borne by such Lender.

         Section 8.4 REGISTRATION PERIOD. In the case of the registration effected by the Borrower pursuant to this Article VIII, the Borrower will use its reasonable business efforts to keep such registration effective (hereinafter referred to as the "Effectiveness Period") until the earliest to occur of (a) two years from the date of exercise of the last Warrant to be exercised prior to the expiration thereof, provided that, without limiting any provision of Section 8.2(a)(i), the Borrower may suspend the effectiveness of the Registration Statement if its Board of Directors determines, upon advice of counsel, that in order to maintain effectiveness of the Registration Statement, the Borrower would be required to disclose a significant corporate development which disclosure would have a material effect on the Borrower; PROVIDED, HOWEVER, that the period of time which such Registration Statement is required to be effective shall be increased by the number of days that the Registration Statement's effectiveness was suspended, if any, (b) the date on which the Lenders have completed the sale or distribution described in the Registration Statement relating thereto, or (c) the date on which such Registrable Securities may be sold under Rule 144(k) in the reasonable opinion of counsel to the Borrower (provided that the Borrower's transfer agent has accepted an instruction from the Borrower to such effect).

         Section 8.5 INDEMNIFICATION. (a) The Borrower will indemnify each holder of Registrable Securities, each of its officers, directors and partners, and each person controlling such holder of Registrable Securities, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Borrower of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Borrower and relating to action or inaction required of the Borrower in connection with any such registration, qualification or compliance, and will reimburse each holder of Registrable Securities, each of its officers, directors and partners, and each person controlling such holder of Registrable Securities, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Borrower will not be liable in any such case to a holder of Registrable Securities to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information relating to such holder or underwriter and furnished to the Borrower by such holder or the underwriter (if any) therefor and stated to be specifically for use therein. The indemnity agreement contained in this Section 8.5(a)shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Borrower(which consent will not be unreasonably withheld).

                  (b) Each holder of Registrable Securities will, severally and not jointly, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Borrower, each of its directors, officers, partners, and each underwriter, if any, of the Borrower's securities covered by such a registration statement, each person who controls the Borrower or such underwriter within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, each other holder of Registrable Securities (if any), and each of their directors, officers and partners, and each person controlling such other holder(s) of Registrable Securities against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, in each case only insofar as such untrue statement or alleged untrue statement or omission relates to such holder of Registrable Securities, and will reimburse the Borrower and such other holder(s) of Registrable Securities and their directors, officers and partners, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Borrower by such holder of Registrable Securities and stated to be specifically for use therein, and provided that the maximum amount for which such holder of Registrable Securities shall be liable under this indemnity shall not exceed the net proceeds received by such holder of Registrable Securities from the sale of the Registrable Securities. The indemnity agreement contained in this Section 8.5(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such holder of Registrable Securities (which consent shall not be unreasonably withheld).

                  (c) Each party entitled to indemnification under this Article (hereinafter referred to as the "Indemnified Party") shall give notice to the party required to provide indemnification (hereinafter referred to as the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article VIII except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

         Section 8.6 CONTRIBUTION. If the indemnification provided for in this
Article VIII herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Borrower on the one hand and any holder of Registrable Securities on the other, in such proportion as is appropriate to reflect the relative fault of the Borrower and of such holder of Registrable Securities in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Borrower on the one hand and of any holder of Registrable Securities on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Borrower or by such holder.

         In no event shall the obligation of any Indemnifying Party to contribute under this Section 8.6 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 8.5(a) or 8.5(b) hereof had been available under the circumstances.

         The Borrower and the Lenders agree that it would not be just and equitable if contribution pursuant to this Section 8.6 were determined by pro rata allocation (even if the holders or the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any holder, the net proceeds received by such holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement, omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1 MODIFICATION OF AGREEMENT. No modification, amendment or waiver of any provision of, nor any consent required by, this Agreement, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and then such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose which given; provided, however, that, without the written consent of the affected Lender, no such action shall: reduce the amount of principal or required principal payments due to such Lender; reduce the rate of interest payable to such Lender; postpone any date fixed for payment of principal or interest to such Lender; or amend the definition of "Required Lenders". No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances.

         Section 9.2 REMEDIES CUMULATIVE, ETC. No right, power or remedy herein conferred upon or reserved to the Lenders is intended to be exclusive of any other right, power or remedy or remedies, and each and every right, power and remedy of the Lenders, or any of them, pursuant to this Agreement, or the other Loan Documents, now or hereafter existing at law or in equity or by statute or otherwise shall, to the extent permitted by law, be cumulative and concurrent and shall be in addition to every other right, power or remedy pursuant to this Agreement, or the other Loan Documents, or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Lenders, or any of them, of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Lenders of any or all such other rights, powers or remedies.

         Section 9.3 NO WAIVER, ETC. To the fullest extent permitted by law, no failure or delay by the Lenders, or any of them, to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or the other Loan Documents, or to exercise any right, power or remedy hereunder or thereunder or consequent upon a breach hereof or thereof, shall constitute a waiver of any such term, condition covenant, agreement, right, power or remedy or of any such breach, or preclude the Lenders, or any of them, from exercising any such right, power or remedy at any later time or times.

         Section 9.4 NOTICES. All notices, requests or instructions hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by telecopy (or like transmission) as follows:

                           (1)      if to the Borrower:

                                    8305 N.W. 27th Street
                                    Suite 107
                                    Miami, Florida 33122

                                    Attention:  Paul I. Mansur,
                                                Chief Executive Officer

                                with a copy to:

                                    Gary M. Epstein, Esq.
                                    Greenberg Traurig, P.A.
                                    1221 Brickell Avenue
                                    Miami, Florida 33131

                   (2)  if to the Lenders, at the addresses set
                        forth on Annex 1, with a copy to:

                        Howard Kailes, Esq.
                        Krugman & Kailes LLP
                        Park 80 West - Plaza Two
                        Saddle Brook, New Jersey  07663

Any notice so addressed and mailed shall be deemed to be given when so mailed. Any notices addressed and otherwise delivered shall be deemed to be given when actually received by the addressee. Any of the above addresses or telecopy numbers may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt.

         Section 9.5 SURVIVAL OF REPRESENTATIONS. Each representation, warranty, covenant and agreement of the parties hereto herein contained shall survive the Closing Date, notwithstanding any investigation at any time made by or on behalf of any party hereto.

         Section 9.6 ENTIRE AGREEMENT. This Agreement and the other Loan Documents referred to herein contain the entire agreement between the parties hereto with respect to the transactions contemplated hereby, and supersede all prior understandings, arrangements and agreements with respect to the subject matter hereof.

         Section 9.7 EXPENSES. The Borrower shall promptly pay, or reimburse the Lenders, and each of them, on demand for, all out-of-pocket fees and expenses incurred by it, including, without limitation, the reasonable fees and expenses of counsel to the Lenders, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and any other instruments and documents required hereunder and thereunder (whether or not the transactions contemplated hereby shall be consummated). The Borrower shall also reimburse the Lenders, for all out-of-pocket fees and expenses incurred by it, including without limitation the reasonable fees and expenses of counsel, in the enforcement of this Loan Agreement or the other Loan Documents.

         Section 9.8 BENEFIT OF AGREEMENT. This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign any of its rights or obligations under this Agreement or the other Loan Documents without the prior written consent of the Lenders. Without limiting the generality of the foregoing and notwithstanding any other provision contained in this Agreement or the other Loan Documents, the Lenders, or any of them, may, at any time, sell or otherwise assign all or any part of their respective Notes and any related rights hereunder and under any of the Loan Documents to their respective Affiliates and, with the prior written consent of the Borrower (which shall not be unreasonably withheld or delayed) to any non-Affiliate. The foregoing shall not in any manner restrict the grant of any participating interest therein and in any related rights hereunder and under any of the Loan Documents, nor the assignment or transfer of any rights under any Warrant Certificate or under Article VIII hereunder.

         Section 9.9 GOVERNING LAW. This Loan Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable in the case of agreements made and to be performed entirely within such state.

         Section 9.10 CAPTIONS. The captions appearing herein are for the convenience of the parties only and shall not be construed to affect the meaning of the provisions of this Agreement.

         Section 9.11 SEVERABILITY. In the event that one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision and never been contained herein.

         SECTION 9.12 SUBORDINATION. THE RIGHTS AND REMEDIES OF THE LENDERS HEREUNDER ARE SUBJECT TO AND SUBORDINATED TO THE TERMS AND PROVISIONS OF THOSE CERTAIN SUBORDINATION AGREEMENTS, EACH DATED THE DATE HEREOF, ENTERED INTO BY THE LENDERS, RESPECTIVELY, WITH CAPITAL BUSINESS CREDIT, A DIVISION OF CAPITAL FACTORS, INC.

         Section 9.13 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Loan Agreement has duly executed by the parties hereto as of the date first-above written.

                                            SYSTEMONE TECHNOLOGIES INC.

                                             By /s/ PAUL MANSUR
                                               --------------------------------
                                             HANSEATIC AMERICAS LDC

                                             By: Hansabel Partners LLC

                                             By: Hanseatic Corporation

                                             By /s/ PAUL A. BIDDELMAN
                                               --------------------------------
                                               Paul A. Biddelman
                                               President

                                             ENVIRONMENTAL OPPORTUNITIES
                                              FUND II, L.P.

                                             By: Fund II Mgt. Co., LLC
                                                 General Partner

                                             By /s/ BRUCE R. MCMAKEN
                                               --------------------------------
                                               Bruce R. McMaken
                                               Manager

                                             ENVIRONMENTAL OPPORTUNITIES
                                              FUND II (INSTITUTIONAL), L.P.

                                             By: Fund II Mgt. Co., LLC
                                                 General Partner

                                             By /s/ BRUCE R. MCMAKEN
                                               --------------------------------
                                               Bruce R. McMaken
                                               Manager